Exhibit 5.1

Harney Westwood & Riegels LLP Ground Floor, 5 New Street Square London EC4A 3BF Tel: +44 (0) 20 7842 6080 Fax: +44 (0) 20 7353 0487 www.harneys.com
6 September 2013	Your Ref
Our Ref 039181.0023.SCH
BY EMAIL AND POST	Doc ID 455947_1.DOC

ReneSola Ltd

No. 8 Baoqun Road, Yaozhuang

Jiashan, Zhejiang 314117

People’s Republic of China

Dear Sirs

ReneSola Ltd, Company No. 1016246 (the “Company”)

Registration Statement on Form F-3

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the Company’s preparation of a Registration Statement (the “Registration Statement”) on Form F-3 to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, relating to the registration under the Securities Act of shares of no par value (“Shares”), including Shares represented by American Depositary Shares (“ADSs”), preference shares (“Preference Shares”), and warrants representing the right to receive, upon exercise, Shares, ADSs or Preference Shares” (“Warrants”). “Equity Securities” referred to herein shall include the Shares (including Shares underlying ADSs), Preference Shares, and any Shares and Preference Shares to be received upon the exercise of Warrants or to be issued pursuant to the conversion, exchange or exercise of any other securities registered under the Registration Statement, and any combination of the foregoing.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a final draft copy of the Registration Statement;

(b)	a final draft copy of the prospectus contained in the Registration Statement (the “Prospectus”);

(c)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 27 June 2013;

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(d)	a copy of the minutes of a meeting of the directors containing unanimous resolutions of the directors of the Company dated 28 June 2013 approving, among other things, the form and filing of the Registration Statement (the “Board Resolutions”);

(e)	information revealed by our searches of:

(i)	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 27 June 2013 of the statutory documents and records maintained by the Company at its registered office;

(ii)	a copy of the share register of the Company certified as a true copy by the registered agent of the Company on 27 June 2013 (the “Share Register”);

(iii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 27 June 2013 ; and

(iv)	the records of proceedings on file with, and available for inspection on 27 June 2013 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(f)	that the Board Resolutions remain in full force and effect;

(g)	that all necessary resolutions of the board of directors required under the Memorandum and Articles of Association of the Company to authorise the issue of the Shares have been, or will be passed prior to the date of issue of the Equity Securities;

(h)	that the Company will have sufficient authorised but unissued shares to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any securities;

2 ReneSola F-3 (2013) (Equity and Warrant) - Amendment 2 - Exhibit 5 1 Harneys Opinion_(92933007_2).DOC

(i)	that the form and terms of any and all Equity Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the British Virgin Islands;

(j)	that all necessary corporate action will be taken to authorise and approve any issuance of Equity Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof and, without limitation to the generality of the foregoing, the Registrar of Corporate Affairs in the British Virgin Islands will approve and register any and all required amendments to the memorandum of association of the Company to reflect the creation of the Preference Shares along with any and all filings made to register the increase in the number of shares the Company is authorised to issue), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(k)	that the issuance and sale of and payment for the Equity Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); and

(l)	that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and where any consideration for Equity Securities is in the form of non-cash consideration then (without prejudice to the generality of the foregoing assumptions) all requisite resolutions of directors required pursuant to section 48 of the BVI Business Companies Act (No 16 of 2004) will be passed by the Company to approve such issue(s) of Equity Securities.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Due Issuance. When the Equity Securities are issued as contemplated by the Registration Statement and registered in the Share Register, they will be validly issued fully paid and non-assessable (meaning that any holder of Equity Securities is not liable, solely because of its status as a holder of Equity Securities, for additional assessments or calls on the Equity Securities by the Company or its creditors).

3 ReneSola F-3 (2013) (Equity and Warrant) - Amendment 2 - Exhibit 5 1 Harneys Opinion_(92933007_2).DOC

(c)	Description of Share Capital. The statements contained under the heading “Description of Share Capital” in the Prospectus insofar and to the extent that they constitute a summary or description of the laws of the British Virgin Islands and a summary of the terms of the Shares and the memorandum and articles of association of the Company, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to us in the Registration Statement and to references to us under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus.

Yours faithfully

/s/ HARNEY WESTWOOD & RIEGELS LLP

HARNEY WESTWOOD & RIEGELS LLP

4 ReneSola F-3 (2013) (Equity and Warrant) - Amendment 2 - Exhibit 5 1 Harneys Opinion_(92933007_2).DOC